EXHIBIT 3.4


                     CERTIFICATE OF CORPORATE RESOLUTION
                  AMENDING THE ARTICLES OF INCORPORATION OF
                    INDUSTRIES INTERNATIONAL, INCORPORATED


KNOW ALL MEN BY THESE PRESENTS:
-------------------------------

      That at a Special Meeting of the Stockholders of Industries International Incorporated, called and held at 4225 W. Glendale Avenue, Suite #117, Phoenix, Arizona, on the 28th day of May, 1973, at the hour of 9:00 o'clock, a.m., and call of meeting have been duly waived, in writing, by Stockholders holding all of the issued and outstanding shares of stock of the Corporation, the following Articles of the Articles of Incorporation were, by affirmative vote of all of the issued and outstanding stock of the said Corporation, amended to read as follows:

      "ARTICLE I.  The name of this Corporation shall be I.I. Incorporated."

       IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be executed by its President and its Corporate Seal to be affixed and attested by its Secretary this 29th day of May, 1973.

                    INDUSTRIES INTERNATIONAL, INCORPORATED



                      By: /s/ Richard A. Steinke, President
                          ---------------------------------
                               Richard A. Steinke, President

ATTEST:


By: /s/ Ronald C. Matusek
     ---------------------
   Ronald C. Matusek, Secretary


STATE OF ARIZONA        )
                        : ss.
COUNTY OF MARICOPA      )

     On this 29th day of May, 1973, before me the undersigned Notary Public, personally appeared Richard A. Steinke and Ronald C. Matusek, President and Secretary respectively, being duly authorized thereon to, and executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunder set my hand and official seal the day and year first above written.

                       /s/ illegible
                      ---------------------
                          Notary Public
My Commission Expires:

    10-19-75

                               STATE OF ARIZONA
                            Corporation Commission

<Seal of The Arizona
Corporation Commission
appears here>

   To all Whom These Presents shall Come, Greetings:

     I, George M. Dempsey, Secretary of the of Arizona Corporation Commission, do hereby certify that the annexed is a true and complete copy of the AMENDMENT to the ARTICLES OF INCORPORATION of INDUSTRIES INTERNATIONAL, INCORPORATED of changing the name to

                             I. I. , INCORPORATED

which was filed in the office of the Arizona Corporation Commission on the 29th day of May, 1973, as provided by law.

    IN WITNESS WHEREOF, I have hereunto set may hand and affixed the official seal of the Arizona Corporation Commission, at the Capital, in the City of Phoenix, this 29th day of May, A.D. 1973.

/s/ George M. Dempsey
-----------------------
Secretary

                                      <Stamped
                                       ARIZONA CORPORATION COMMISSION
                                       Incorporation Division
                                       FILED
                                       MAY 29 1973
                                       At 9:35 A.M.
                                       INDUSTRIES INTERNATIONAL INCORPORATED
                                       Address: 4225 W Glendale Ave.Suite 117
                                       Phoenix Arizona 85021
                                       By: Trudy Kringel, Secretary
                                       George M. Dempsey>

STATE OF ARIZONA           )
                           :ss
County of Maricopa         )

     I hereby certify that the within instrument was filed and recorded at the request of Industries International Inc., May 29, 1973, 9 -50, in docket 10155 on page 998-1000. Witness my had and official seal the day and year aforesaid.

    /s/ <signature illegible>, County Recorder
     --------------------------------------
         Deputy Recorder